UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CONMED CORPORATION

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NEWS RELEASE

CONTACTS:

CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

Joele Frank, Wilkinson Brimmer Katcher
Andy Brimmer / Jamie Moser
212-355-4449

Leading Independent Proxy Advisory Firms ISS and Egan-Jones Recommend Shareholders Vote

FOR ALL CONMED Director Nominees

Recommend CONMED Shareholders “Do Not Vote” For Any of the Voce Nominees

UTICA, New York, August 29, 2014 – CONMED Corporation (NASDAQ: CNMD) today announced that Institutional Shareholder Services (ISS) and Egan-Jones Proxy Services (“Egan-Jones”), leading independent proxy advisory firms, have recommended that CONMED shareholders vote “FOR” ALL of CONMED’s director nominees on the GOLD proxy card at the Company’s September 10, 2014 Annual Meeting of Shareholders. In supporting CONMED’s entire slate of director nominees, ISS and Egan-Jones recommend that shareholders “do not vote” for any of the three nominees proposed by Voce Capital Management LLC (“Voce”).

Commenting on the ISS and Egan-Jones reports, CONMED issued the following statement:

We are pleased that ISS and Egan-Jones support the election of ALL of CONMED’s highly qualified and experienced director nominees. These recommendations reinforce our belief that CONMED has the right Board in place to oversee the continued development and execution of CONMED’s strategic plan to grow revenues and margins and improve CONMED’s operating performance. As a result of a process that began in late 2012, CONMED has implemented sweeping changes that have resulted in a reconstituted Board, a number of other meaningful governance changes and a new interim CEO. We strongly urge our shareholders to join ISS in supporting CONMED’s Board as we seek to create long-term shareholder value.

In its August 28, 2014 report, ISS statedi:

•	“…the dissidents have not made a compelling case that additional change at the board level is warranted.”

•

“…this board undertook the arduous process not only of replacing nearly all the incumbents within the past year – five of the eight management nominees were not on the board a year ago – but also of easing the founder and his son, who as Chairman and as CEO certainly had direct roles in the company’s strategic and governance decisions, and fairly direct responsibility for its operating results – out of those roles and then off the board entirely. Neither of these tasks is accomplished from outside the boardroom: a proxy contest, after all, is entirely about gaining influence within the boardroom, in the belief that is where the true authority to drive necessary change originates. In this regard, it may be significant that Mandia—the longest serving of the management nominees— also chaired the Nominating and Governance Committee when these processes apparently began in 2012.”

•

“A nominee’s skills and experience are generally more relevant criteria for assessing his candidacy than the percentage of shares he beneficially owns. When as here, however, there is no obvious shortcoming in the targeted nominee that is not shared in apparently equal measure by the proposed replacement, it may be worth considering that the degree of exposure to bad board stewardship—Lande’s fund holds about ten times the number of shares the dissidents hold—is not a bad fallback criterion.”

In its August 27, 2014 report, Egan-Jones stated1:

We believe that support for voting the Management ballot is merited and that voting the management ballot (GOLD PROXY CARD) is in the best interest of the Company and its shareholders. In arriving at that conclusion, we have considered the following factors:

1.

Our belief that the various, major governance changes implemented since July 2013 not only have enhanced the Company’s corporate governance practices and contributed to effective representation of the Company’s shareholders but hold great promise for the Company’s future. Among such changes are a significantly re-constituted board of directors with new chairman Mark Tryniski and new chairmen of the key board committees (Audit Committee, Compensation Committee, and Corporate Governance & Nominating Committee).

2.

Our belief that recently appointed Interim CEO Curt Hartman should be given the opportunity to exercise his skills and experience, seeing his plans for the Company bear fruit until such time as a permanent CEO is hired, whether or not that should ultimately turn out to be Mr. Hartman.

3.

Our belief that the Company is to be applauded on having conducted a six-month study of strategic alternatives, including business combinations and including outreach to potential financial and strategic counterparties, with the assistance of investment bankers Bank of America Merrill Lynch and Greenhill & Co. and attorneys Sullivan & Cromwell.

4.	Our belief that the dissidents have failed to make a persuasive case that their joining the board would result in the enhancement of shareholder value.

CONMED shareholders are reminded that their vote is extremely important, no matter how many or how few shares they own. The CONMED Board strongly urges shareholders to protect the value of their investment in CONMED by following the ISS and Egan-Jones recommendations, and voting on the GOLD proxy card “FOR” ALL of CONMED’s experienced and highly qualified director nominees: Brian Concannon (CEO of Haemonetics Corporation), Charles Farkas (Senior Partner at Bain & Company), Jo Ann Golden (CPA, Retired Managing Partner at Dermody Burke and Brown), Curt Hartman (CONMED Interim CEO, and Former Interim CEO and CFO of Stryker Corporation), Dirk Kuyper (CEO of Illuminoss Medical Inc.), Jerome Lande (Managing Partner of Coppersmith Capital), Stephen Mandia (Former CEO of Sovena USA) and Mark Tryniski (CEO of Community Bank).

SHAREHOLDERS’ VOTES ARE IMPORTANT!

To ensure that voting instructions are received timely, CONMED urges shareholders to submit their proxy by telephone or Internet by following the easy instructions on the

GOLD proxy card.

If shareholders have questions or need assistance in voting their shares,

please contact CONMED’s proxy solicitor:

INNISFREE M&A INCORPORATED

Shareholders May Call Toll Free at (888) 750-5834

Banks and Brokers May Call Collect at (212) 750-5833

Please do NOT execute any WHITE proxy card received from Voce,

as it could revoke any previous proxy submitted using the GOLD proxy card.

Only the latest-dated proxy counts.

[1]	Permission to use quotations was neither sought nor obtained.

About CONMED

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. Headquartered in Utica, New York, the Company’s 3,600 employees distribute its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 16 countries outside the United States and international sales constitute more than 50% of the Company’s total sales.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; (vii) increasing costs for raw material, transportation or litigation; and/or (viii) the Company’s ability to devise and execute strategies to respond to market conditions.

Important Additional Information and Where to Find It

The Company has filed a proxy statement on Schedule 14A and other relevant documents with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2014 Annual Meeting of Shareholders or any adjournment or postponement thereof (the “2014 Annual Meeting”) and has mailed the definitive proxy statement and a proxy card to each shareholder of record entitled to vote at the 2014 Annual Meeting. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2014 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2014 proxy statement, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at www.conmed.com in the “Investors” section as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

The Company, its directors, its executive officers and its nominees for election as directors may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the Company’s 2014 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the Company’s 2014 Annual Meeting, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s shareholders generally, is set forth in the Company’s definitive proxy statement for the 2014 Annual Meeting and other relevant documents filed with the SEC.